                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K/A into the Company's previously filed Registration Statements (Form S-8) pertaining to the Fabri-Centers of America, Inc.'s Executive Incentive Plan (Nos. 2-73332 and 33-49688), the Employee Savings and Profit Sharing Plan (No. 33-32809), the 1988 Stock Option Plan for Non-Employee Directors (No. 33-38681) and the 1990 Employees Stock Option and Stock Appreciation Rights Plan (Nos. 33-37355 and 33-49690).

Arthur Andersen LLP

Cleveland, Ohio,
June 30, 1995.


                                    Page 38